Exhibit 24(b)(4)(a)(iv)
Specifications Pages

Type of Contract:	[Qualified]

Contract Number:	[000000005]

Owner:	[John X. Doe]

Annuitant:	[John X. Doe]

[Co-Owner:]	[ ]

[Co-Annuitant:]	[ ]

Contract Date:	[12/01/2011]

Issue State:	NY

Owner’s Age & Sex:	[55] [Male]

Annuitant’s Age & Sex:	[55] [Male]

[Co-Owner’s Age & Sex:]	[ ] [ ]

[Co-Annuitant’s Age & Sex:]	[ ] [ ]
Plan      [Venture Opportunity Emp-Series]
Fees and Charges

[Asset Fees]

Contract Asset Fee	[0.80%]

[Rider Asset Fee
[Enhanced Death Benefit Rider: Marketing Name]
Rider Fee Percentage:	[0.30%]
Total Asset Fee Percentage
(Contract Asset Fee + Rider Asset Fee):	[1.10%]]
Annual Contract Fee

Electronic-Delivery of Financial
Owner Elects Electronic Delivery of	Transaction Confirmations is
Financial Transaction Confirmations	Not Elected by Owner
[$0]	[$50]

[Other Fees
[Guaranteed Minimum Withdrawal Benefit Rider: Marketing Name]
[Maximum Rider Fee Percentage]	[1.50%]]
VENTURE-EE.11-NY

S.1

Exhibit 24(b)(4)(a)(iv)
Payment Limits

Payment Limits	•	Minimum Additional Payment Amount: [$30]
	•	Total Additional Payments: [$100,000]
	•	Maximum Amount: [$1,000,000]
Limits—Transfers and Amount of Partial Withdrawals

Transfer Charges and Limitations—Before Annuity Commencement Date	•	Minimum Transfer Amount: $300
	•	Minimum Investment Account Value: $100
	•	Number of Transfers: two per month
	•	Maximum Transfer Charge: the lesser of $25 or 2% of the amount of each transfer in excess of 12 per Contract Year
	•	Transfer Holding Subaccount: [Ultra Short Term Bond]

Transfer Limitations — On or After Annuity Commencement Date	•	Number of Transfers Per Contract Year: 4

Limitations on Amount of Partial Withdrawals	•	Minimum Amount of Partial Withdrawal: [$300]
	•	Minimum Investment Account Balance: $100
	•	Minimum Remaining Contract Value: $1,000
Initial Allocation of Net Payment (See Following Page for All Available Investment Options)

Initial Payment	[$100,000.00]

[DCA Account Options:]		[Initial Interest Rate]	[Initial Guarantee Period Expires]
[6 Month DCA Account]	[25.00%]	[1.00%]	[05/01/2012]
[THE INTEREST RATE FOR THE DCA ACCOUNT OPTION ABOVE CONTAINS AN ENHANCEMENT THAT MAY NOT BE PROVIDED IN SUBSEQUENT GUARANTEE PERIODS]

Variable Investment Options:
[Lifestyle Balanced PS]	[75.00%]

Total	100.00%
VENTURE-EE.11-NY

S.2

Exhibit 24(b)(4)(a)(iv)
Available Investment Options
Variable Account: John Hancock Life Insurance Company of New York Separate Account A
Variable Investment Options:
[Lifestyle Balanced]
[Lifestyle Balanced PS]
[Lifestyle Conservative]
[Lifestyle Conservative PS]
[Lifestyle Growth]
[Lifestyle Growth PS]
[Lifestyle Moderate]
[Lifestyle Moderate PS]
[Ultra Short Term Bond]
Dollar Cost Averaging (DCA) Account Investment Options:
[6 Month DCA Account]
[12 Month DCA Account]
VENTURE-EE.11-NY

S.3

Exhibit 24(b)(4)(a)(iv)
Optional Riders

[Enhanced Death Benefit Rider: Marketing Name]

▪	[Rider Date:	[12/01/2011]]

▪	[Rider Fee Percentage:	See the “Fees and Charges” provision on page S.1]

[Guaranteed Minimum Withdrawal Benefit Rider: Marketing Name]

▪	[Rider Date:	[12/01/2011]]

▪	[Maximum Rider Fee Percentage:	See the “Fees and Charges” provision on page S.1]
Annuity Benefits

Maturity Date:	[10/25/2046]

Annuity Option:	Life 10-Year Certain

Annuity Payments — General Information	The rates for Annuity Payments are determined based on:
• Mortality Table: Annuity 2000 Table projected to the end of the table based on the date of annuitization at Scale G, 100% female blend
• Fixed Annuity Payment Interest Rate: 1.00% interest per year
• Variable Annuity Payment Assumed Interest Rate: 1.00%

The amount of each Annuity Payment will depend upon the age of the Annuitant, the Co-Annuitant, if any, or other payee.
VENTURE-EE.11-NY

S.4

Exhibit 24(b)(4)(a)(iv)
AMOUNT OF FIRST MONTHLY PAYMENT
PER $1000 OF CONTRACT VALUE
FOR AN ANNUITANT BORN IN 1952
Option 1: Life Annuity

Option 1(A): Non-Refund		Option 1(B): 10 Year Certain
Age of		Age of
Annuitant		Annuitant
55	N/A	55	N/A
60	3.08	60	3.06
65	3.50	65	3.47
70	4.07	70	3.99
75	4.85	75	4.66
80	5.91	80	5.46
85	7.40	85	6.35
Option 2: Joint and Survivor Life Annuity
Option 2(A): Non-Refund

	Age of Co-Annuitant
Age of	10 Years	5 Years	Same	5 Years	10 Years
Annuitant	Younger	Younger	Age	Older	Older

55	N/A	N/A	N/A	N/A	N/A
60	2.29	2.46	2.62	2.77	2.88
65	2.51	2.72	2.93	3.11	3.26
70	2.78	3.05	3.33	3.57	3.77
75	3.13	3.49	3.86	4.19	4.45
80	3.59	4.08	4.58	5.03	5.38
85	4.22	4.88	5.57	6.17	6.62
Option 2(B): 10 Year Certain

	Age of Co-Annuitant
Age of	10 Years	5 Years	Same	5 Years	10 Years
Annuitant	Younger	Younger	Age	Older	Older

55	N/A	N/A	N/A	N/A	N/A
60	2.29	2.46	2.62	2.77	2.88
65	2.51	2.72	2.93	3.11	3.26
70	2.78	3.05	3.32	3.57	3.75
75	3.13	3.49	3.85	4.16	4.40
80	3.58	4.06	4.53	4.93	5.20
85	4.18	4.80	5.38	5.83	6.12
Monthly installments for ages not shown and other years of birth will be furnished on request.
VENTURE-EE.11-NY

S.5

Exhibit 24(b)(4)(a)(iv)
Beneficiary Information
[Jane Doe]
Disclosures
Pursuant to Section 3 of the Federal Defense of Marriage Act (“DOMA”), same sex-marriages, domestic partnerships and civil unions currently are not recognized for purposes of Federal law. Therefore, the favorable income-deferral options afforded by Federal tax law to an opposite-sex spouse under Internal Revenue Code Sections 72(s) and 401(a)(9) are currently not available to a same-sex spouse, domestic partner or civil union partner. Same-sex spouses, domestic partners or civil union partners who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses, domestic partners and civil union partners recognized by the Issue State remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.
[This plan is intended to qualify under the Internal Revenue Code for tax-favored status. Language contained in this Contract referring to Federal tax status or rules is informational and instructional. Please seek the advice of your own tax advisor regarding your individual tax treatment.]
VENTURE-EE.11-NY

S.6